EXHIBIT 10.54

                            QUANTUM INTERNET SERVICES
                           BRANDED SERVICES AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into this 6th day of October, 2000, by and between QUANTUM INTERNET SERVICES, INC., a Minnesota corporation ("Quantum") and Surgical Safety Products, Inc. ("Surgical Safety Products Inc.") or "VIP".

                              W I T N E S S E T H:

           WHEREAS, Quantum is an Internet access provider with proprietary technology, software, systems, and engineering internally developed or licensed from others; and

           WHEREAS,  VIP  is  a  marketing  company,   communications   company,
telecommunications carrier or other company which desires to offer an Internet access product to its subscribers, clients, customers and prospects; and

           WHEREAS, VIP desires to market Internet services in the markets selected by VIP and as disclosed to Quantum on Attachment B attached hereto, updated from time to time, and other geographical and vertical markets selected by VIP in conjunction with the sales forecast as set forth on Attachment B, all such markets to be approved and accepted by Quantum in writing and updated from time to time under this Agreement (the "Markets"); and

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is hereby agreed as follows:

     1. Relationship of the Parties. Quantum appoints VIP to act as an authorized Internet service provider of Quantum's Internet access services and products subject to all of the terms and conditions herein.

     VIP shall be responsible for exercising effective control over its customers and shall offer and furnish such customer or subscriber billing (other than necessary usage information to be supplied by Quantum) and other services as it deems appropriate. VIP shall be responsible to collect any charges pertaining to customer or subscriber access fees, as well as other services rendered by Quantum to VIP's customers and subscribers.

     Quantum and VIP intend that VIP is an independent contractor. The mode, manner and method and means employed by VIP in the performance of the terms and conditions of this Agreement shall be of VIP's selection and under the sole control of VIP. The parties acknowledge that personnel employed by VIP to perform services under this Agreement are not Quantum employees and VIP assumes full responsibility for their acts. VIP and Quantum acknowledge that the relationship arising from this Agreement is one of supplier and customer and does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between



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them and neither party has the  authority to bind the other party,  and further, neither party hereto shall represent to any third persons that any such relationship exists.

     2. Quantum's Responsibilities. In connection with this Agreement, Quantum shall use its reasonable efforts to provide, or cause to be provided, the following services and products to VIP and its customers and subscribers (the "Services"):

          (a) Provide customized Internet services listed on Attachment A; including, but not limited to web development, hosting, and Dial-Up access (the "Branded Services"). This may also include branded dial-up software (the "Branded Software") and branded customer service for customers and subscribers; VIP shall bear the costs of packaging, duplication and branding of the Branded;

          (b) Provide registration, mail and other servers sufficient to support the Branded Software customers;

          (c) Provide (i) a network operations center adequately staffed and equipped to provide customer care for dial-up customers, Monday through Sunday, 24 hours per day.

          (d) Provide the billing information in a form and timeframe mutually agreed upon by VIP and Quantum sufficient for VIP to bill its customers and subscribers;

          (e) Provide network monitoring and engineering for the network and maintain the network;

          (f) Provide Internet equipment and backbone infrastructure at the Network Access Points ("NAP") to service connections between the NAP's and VIP's Points of Presence ("POPs");

          (g) Provide, at the sole cost of VIP (payment shall be approved in advance by VIP and shall only include out-of-pocket expenses), marketing support for the Branded Software, as mutually agreed by the parties hereto;

          (h) VIP agrees and acknowledges that Quantum may, in provision of the Services, utilize the services of one or more companies providing Internet backbone or network services to provide some, but not all, of the services contemplated by this Agreement.

     3. VIP's Responsibilities. In connection with this Agreement, VIP assumes the following responsibilities:

          (a) Solicit customers and subscribers and maintain a trained and capable sales and support organization to solicit customers and support Quantum to assure customer satisfaction;

          (b) Allocate necessary funding and personnel to support the Branded Productmarketing, sales, and training which shall ensure the success of the commitments made by both parties hereto;



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          (c) Set prices for  products and  services  provided to its  customers independent of any prices charged by Quantum to VIP and its customers;

          (e) Provide Quantum with a monthly forecast (the "Request") that forecasts four (4) months out, that specifies the sales forecast for each type of Branded Service. Quantum may rely on the Request to build infrastructure to meet VIPs forecasted needs. The Request shall include, at a minimum, a schedule of projected volume of dial-up access customers and other information reasonably necessary for Quantum to project usage; VIP is not required to meet the monthly forecast.

          (f) During the term of this Agreement, Quantum shall be VIP's primary "dial-up" Internet service provider in all geographic areas in which Quantum has infrastructure. However, VIP shall have the right to enter into agreements with third party providers for other services not offered by Quantum, including Internet access services such as satellite, cable and radio;

          (g) Take no action inconsistent with this Agreement, and reasonably support Quantum's efforts in providing Internet service to the customers.

          (h) Provide sufficient personnel, consistent with the standards agreed to herein, to staff and support the Internet services provided hereunder;

          (i) VIP is responsible for timely disconnection of the access of any customer or subscriber. This includes deactivation of the subscriber and closing the account in the billing system after canceling). Quantum shall have no liability for any problems relating to disconnection;

           4. Billing Schedule. Quantum shall provide products and services to VIP's customers and charge VIP such prices as are set forth on Attachment A. Such pricing shall not change during the term of this Agreement without the express written consent and mutual agreement of the parties. Quantum shall bill VIP each month for services provided to VIP's customers by Quantum on or about the 1st day of each month. All invoices are due upon receipt of invoice and are in arrears ten (10) days from the date of the invoice. Unpaid invoices are subject to a financing charge of 18% per annum (to accrue ten (10) days after such invoice is due) on any outstanding balance, plus all reasonable costs of collection. Additional billing terms include:

          (a) Access is billed upon all activated customers for one or more days during the previous month; and

          (b) Hosting is billed on the basis of the number of registrants as of the last day of the previous month (Attachment A); and

          (c) Domain registration is billed on the basis of the number of registrations during the previous month.



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           5.   Trademarks  and  Related   Matters.   Quantum  may  provide  and
periodically update a list of marks ("Marks") which VIP may use, pursuant to the terms of this Agreement. All rights, title and interest in and to such Marks shall remain in Quantum (or those licensing the Marks to Quantum) and VIP shall not at any time challenge Quantum's rights in and to said Mark or marks or seek to obtain or obtain any rights therein. Any unauthorized use of the Marks by VIP or any person employed by or contracting with VIP, or any use not in compliance with the rules and procedures prescribed by Quantum relating to such use, shall constitute an infringement of Quantum's rights in and to the Marks and be a material breach of this Agreement.

           VIP agrees that upon the expiration or termination of this Agreement, VIP shall:

          (a) Not thereafter use any actual or similar Marks in any manner or for any purpose; and,

          (b) Destroy all advertising and marketing materials, forms, and other materials containing any Mark or otherwise identifying or relating to Quantum.

           Similar to Quantum, VIP shall periodically provide Quantum with a list of VIP's logo, service and trademarks ("VIP Marks"). All rights, title and interest in and to such VIP Marks shall remain in VIP. Quantum shall abide by the same terms, conditions and restrictions with respect to VIP Marks as Quantum has imposed on VIP with respect to Quantum's Marks.

      6. Confidentiality, Non-Disclosure, Trade Secrets & Intellectual Property Rights.

          (a) For purposes of this Agreement, the term "Confidential Information" shall mean all documents, information, financial statements, agreements, software programs, pricing information, contracts, know-how, inventories, projections, customer names, addresses and mobile numbers, customer requirements, materials, details, programs, software, specifications, techniques, properties, methods, manufacturing processes, marketing and sales plans and techniques, employee lists and information regarding employees such as work habits, skills, and areas of expertise, products and services, as well as future and proposed products and services, and other data, or any combination thereof, whether or not the party who disclosed such Confidential Information ("Disclosing Party") is the owner of such Confidential Information, which is disclosed to the other party hereunder ("Receiving Party") by the Disclosing Party, whether or not such information is or is not generally known to the public or to other persons, and whether or not economic value may be obtained from its disclosure or use by others.

          (b) The Receiving Party, along with its employees and agents, shall hold and maintain the Confidential Information in strictest confidence and in trust for the sole and exclusive benefit of the Disclosing Party.





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          (c) The Receiving Party shall not,  without the prior written approval of the Disclosing Party, use for its own benefit, nor for the benefit of others, other than in connection with this Agreement, nor publish or otherwise disclose to others, or permit any use by others for their benefit or to the detriment of the Disclosing Party, any of the Confidential Information.

          (d)  The  Receiving  Party  shall  carefully  restrict  access  to the
     Confidential Information received from the Disclosing Party to the officers, directors, employees, partners, and professional advisors of the Receiving Party, who clearly need such access. The Receiving Party further warrants and represents that it shall advise each of the persons to whom it provides access to any of the Confidential Information pursuant to this paragraph that such persons are strictly prohibited from making any use, publishing or otherwise disclosing to others, or permitting others to use for their benefit or to the detriment of the Disclosing Party, any of the Confidential Information except as required in the performance of its duties hereunder.

          (e) The Receiving Party shall take all necessary action to protect the confidentiality of the Confidential Information, except for its disclosure pursuant to paragraph (d) above, and hereby agrees to be held accountable to the Disclosing Party for any and all losses, damages, claims, or expenses incurred or suffered by the Disclosing Party as a result of the Receiving Party's breach of this Section 6.

          (f) The Receiving Party shall not solicit the employment of, or the termination of employment with the Disclosing Party, of any employee, officer, or director of the Disclosing Party.

          (g) The Receiving Party understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information or the solicitation or employment of any employees, officers or directors of the Disclosing Party is in violation of this Agreement and shall constitute a material breach of the Agreement as well as irreparable business harm, the amount of which may be difficult to ascertain and, therefore, agrees that the Disclosing Party shall have the right to apply to a court of competent jurisdiction for an order restraining any such violation and for such other relief as the Disclosing Party shall deem appropriate. The right of the Disclosing Party to enjoin a violation of this Agreement is to be in addition to the remedies otherwise available to the Disclosing Party at law or in equity.

          (h) The Receiving Party shall return to the Disclosing Party, upon written demand, any and all records, notes, and other written, printed, or tangible materials containing the Confidential Information immediately in the event of the termination of this Agreement; provided, however, that any failure by the Disclosing Party to request the return of such materials shall not affect the duties of the Receiving Party as provided for in this Agreement.

          (i) The foregoing provisions in this Section 6 shall not preclude Receiving Party's use or disclosure of any information which (i) was in the possession of Receiving Party without restriction as to use, having been acquired from a third party or developed by Receiving Party prior to receipt as confidential of the same or similar information from Disclosing Party, (ii) is or becomes available from a public source on or after such receipt from Disclosing Party, or (iii)



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     is obtained by Receiving  Party from a third party not under an  obligation of confidentiality or other restriction with respect to use subsequent to such receipt from Disclosing Party.


          (j) Each party represents to the other party that it is the owner or licensee of all proprietary software and intellectual property provided by such party under the terms of this Agreement. To the extent that VIP requests Quantum to develop new software which is deemed proprietary by and to VIP then VIP shall own all rights and interest to such software. VIP does not own any rights to software which is proprietary to Quantum, even though VIP may have paid reasonable fees for Quantum to customize such Quantum software for VIP's use while under this Agreement.

           7. Term & Termination Of Agreement; Liquidated Damages; Deposits. The parties agree that the term of this Agreement shall commence upon the date of execution of this Agreement set forth above and shall continue for the term or duration set forth on Attachment A. This Agreement shall automatically be renewed for additional periods of one (1) year each, without additional consideration, unless terminated by either party through written Notice of Intention to Terminate, delivered not less than ninety (90) days prior to the end of the current term. Such Notice of Intention to Terminate or any other notices to be given hereunder by either party to the other may be effected either by (i) personal delivery in writing, (ii) telecopy or telex, or (iii) mail, registered, certified, first class postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the signature paragraph of this Agreement, but each party may change the address by written notice in accordance with this paragraph. Delivery or service of any written notice or communication shall be deemed completed (i) if personally delivered, upon such delivery, (ii) if telexed or telecopied, upon acknowledgment thereof, or (iii) if mailed, upon receipt by the other party, but in any event within three business days after it is mailed.

           Either party may terminate this Agreement "for cause" in the event that the other party hereto breaches any material term of this Agreement. Prior to the effectiveness of such termination the party noticing the termination shall first give the other party a written explanation of the breach which clearly describes the problem(s) constituting cause; the other party shall then have 60 days to correct and cure the breach. Should the breach be cured, then this Agreement shall remain in full force and effect. Notwithstanding the foregoing, in the event the breach is for the nonpayment of monies due and owing Quantum pursuant to this Agreement, VIP shall have 5 days to correct and cure the breach.

           In the event of termination for cause, the nonbreaching party shall have such rights and remedies as are provided by this Agreement or applicable law. In the event of a default by VIP, Quantum may, but need not, terminate this Agreement. In the event Quantum terminates this Agreement, VIP agrees to pay the following damages:


          (a) All sums due and owing Quantum pursuant to this Agreement including fees to be invoiced for the month in which termination occurs;

          (b) All interest and other charges pursuant to this Agreement;



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          (c)  Quantum's  costs and  expenses  incurred in  enforcement  of this
     Agreement including, without limitation, legal fees and expenses; and

          (d) At the option of Quantum, in lieu of all additional and future damages hereunder, liquidated damages in the amount of $10,000.00. Quantum and VIP agree that damages for the balance of this term of this Agreement are difficult to ascertain and the liquidated damages set forth herein are a reasonably approximation of the minimum damages Quantum will suffer as a result of VIP's breach of this Agreement and does not and will not constitute a penalty.

           Quantum reserves the right, from time to time, during the term of this Agreement, to implement retainer or deposit policies with respect to VIP and its subscribers in one or more of the following situations:


          (a) In instances where VIP has defaulted in its obligations pursuant to this Agreement and the amount in default exceeded $2,500; even though VIP has cured and corrected such breach;

          (b) In instances where VIP sells, offers or advertises services to subscribers and potential subscribers at amounts less than the cost of such services as set forth in this Agreement;

          (c) In instances where Quantum has provided VIP two or more notices of default or breach during any 12 month period; and/or

          (d) Such other circumstances where Quantum in its sole but reasonable judgment determines that the prospect of punctual performance of this Agreement on the part of VIP is impaired or hampered.

           All sections of this Agreement which by their nature should survive expiration or termination shall, in fact, survive expiration or termination, including, without limitation, accrued rights to payment, warranty disclaimers, limitations of liability, confidentiality and proprietary information.

      8.  LIMITATION OF LIABILITY.

           NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR OTHERWISE, NEITHER QUANTUM NOR VIP SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA OR FILES,
PROFIT, GOODWILL, TIME, SAVINGS OR REVENUE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, AND IN THAT EVENT THE ABOVE LIMITATION AND EXCLUSIONS MAY NOT APPLY TO QUANTUM OR VIP IN SUCH STATES.






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      9.  Electronic Communications Privacy Act Notice (18 USC 2701-2711).

QUANTUM MAKES NO GUARANTEE OF CONFIDENTIALITY OR PRIVACY OF ANY COMMUNICATION OR INFORMATION TRANSMITTED ON ITS NETWORK OR ANY NETWORK ATTACHED TO ITS NETWORK. Quantum shall not be liable for the privacy of e- mail addresses, registration and identification information, disk space, communications, confidential or trade-secret information, or any other content stored on Quantum's equipment, transmitted over networks accessed by the Services, or otherwise connected with VIP's or end users' use of the Services.

      10. Warranty Disclaimer. VIP uses the Services provided hereunder at VIP's own risk. Quantum, its employees, affiliates, agents, third-party information providers, merchants, licensors and the like do not warrant that the Services shall be uninterrupted or error free; nor do they make any warranty as to the results that may be obtained from use of the Services, or as to the accuracy or reliability of any content, product, service, or merchandise provided through the Services. Quantum does not warrant that any access number provided to end users for connecting to the Services shall be a local call from end users' area code and exchange. THE SERVICES ARE PROVIDED ON AN "AS IS, AS AVAILABLE" BASIS. NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT BY WAY OF LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT, ARE MADE WITH RESPECT TO THE SERVICES OR ANY CONTENT OR SOFTWARE THEREIN. EXCEPT THAT THE CD-ROM FUNCTIONS AS INTENTED AND AGREED UPON BY BOTH PARTIES. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO VIP.

      11. Indemnification. VIP and Quantum each agree to be responsible for their own acts and those of their subordinates, employees and subcontractors during the performance of the work under this Agreement. Each party hereby indemnifies the other against any and all losses, costs, damages, claims, expenses or liabilities arising from any breach of each party's obligations and duties as set forth in this Agreement.


      12.  Dispute Resolution and Binding Arbitration.

          12.1 Any dispute between the parties relating to the interpretation and enforcement of their rights and obligations under this Agreement shall be resolved solely by mediation and arbitration in accordance with the provisions of this Section 12.

          12.2 Adjustment and Adjudication of Disputes. The parties shall be free to bring all differences of interpretation and disputes arising in connection with this Agreement to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone, or personal meeting under friendly and courteous circumstances. Any controversy, claim or breach arising out of or relating to this Agreement which the parties are unable to resolve to their mutual satisfaction shall be resolved in accordance with Paragraphs 12.3, 12.4 and 12.5 below.



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          12.3  Initial  Mediation.  With  respect to any  dispute  between  the parties that is to be resolved by arbitration as provided in this Section 12 the parties shall attempt in good faith first to mediate such dispute and use their best efforts to reach agreement on the matters in dispute. Within five (5) business days of the request of any party, the requesting party shall attempt to employ the services of a third person mutually acceptable to the parties to conduct such mediation within five (5) business days of the mediator's appointment. If the parties are unable to agree on such third person, or, if on completion of such mediation, the parties are unable to agree and settle the dispute, then the dispute shall be referred to arbitration in accordance with this Section 12.

          12.4 Arbitration and Controversies.

          (a) Any dispute, controversy or claim between the parties arising out of or relating to this Agreement, including, without limitation, any breach hereof or interpretation of any provisions of the Agreement or related documents, shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), as such rules shall be in effect on the date of delivery of any demand for arbitration utilizing THREE (3) arbitrators. The arbitration shall be held in Minneapolis, Minnesota. The award of the arbitrator shall be in writing, shall be binding upon the parties hereto and may be confirmed and entered as a judgment in the Minnesota District Court, Hennepin County. The prevailing party in any such arbitration shall be entitled to recover all costs and expenses associated with the arbitration including reasonable attorneys fees as well as the fees and expenses of the arbitrators and the AAA administrative fees.


           13. General. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by VIP without the prior written consent of Quantum, which consent shall not be unreasonably withheld. Similarly, neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Quantum without the prior written consent of VIP, which consent shall not be unreasonably withheld.

          Neither Quantum nor VIP shall be held liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control (Force Majeure) including, without limitation, actions or failures to act of any third-party upon whom Quantum or VIP reasonably relies for services (e.g. LEC's, IXC's, etc.), acts of God, fire, catastrophe, governmental prohibitions or regulations, hackers, national emergencies, riots, wars, strikes, lockouts, work stoppages or other labor difficulties, or other causes reasonably unforeseen in the normal course of business. The time for any performance required under this Agreement shall be extended by the delay incurred as a result of any such act of Force Majeure and both Quantum and VIP shall in no way be responsible for, nor liable for, any damages or losses incurred as a result of such act(s).

           The entire agreement between the parties is incorporated in this Agreement (including all Attachments hereto) which supersedes all prior discussions and agreements between the parties relating to the subject matter herein. This Agreement can be modified only in writing when duly signed by authorized representatives of both parties.




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             If  any  provision  of  this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

            This Agreement is  governed  by the laws of the  State of Minnesota.

           14. Miscellaneous. VIP shall not publicize or disclose the existence of this Agreement or its terms without the consent of Quantum, and in the event of such consent, all press release materials shall be reviewed and approved by Quantum. Quantum will respond to all press releases provided by VIP within 2 business days of receipt via fax, e-mail or letter and confirmation by telephone to give Quantum a reasonable time frame to review such press releases. The failure of Quantum to exercise in any respect any right provided for herein shall not be deemed a waiver of any further rights hereunder unless disclosure is required pursuant to rules of the Securities and Exchange Commission.

           15. Acknowledgments. VIP acknowledges that it has read this Agreement and understands and accepts the terms, conditions and covenants contained herein. Quantum expressly disclaims the making of, and VIP acknowledges that it has not received or relied on, any guaranty, express or implied, as to the amount of commissions or other revenue that it may earn as a result of its activities pursuant to this Agreement.

           16. Notices And Payments. All notices and payments made to VIP shall be delivered to its address designated below, or as otherwise designated by VIP from time to time. All notices to Quantum shall be delivered to its address designated below, or as otherwise designated by Quantum from time to time.

           17. Binding Effect. This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs and successors in interest. All obligations by either party which expressly or by their nature survive the expiration or termination of this Agreement shall continue in force and effect subsequent to and notwithstanding this Agreement's expiration or termination until such time that the obligations are satisfied in full or by their nature expire.

           18. Warranties of Signators. Each person signing this Agreement on behalf of a corporate party or other entity hereto warrants and represents that such person is duly authorized to bind said corporate party or entity to the terms and conditions of this Agreement.

           19. Captions and Interpretations. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, extend or describe the scope of this Agreement or any provision thereof.

           20. Counterparts. This Agreement may be executed in counterparts by the parties hereto and shall become effective and binding upon all the signing parties at such time as all of the required signatories hereto have signed a counterpart hereof. All counterparts so executed shall constitute one agreement binding on all signing parties, notwithstanding that all parties are not signatories to the original or the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party shall receive a fully executed original hereof.

           21.  Facsimile  Signatures   The  parties  agree  that  signature  by
facsimile shall hereby be deemed an original signature, and fully binding upon the parties hereto.

           IN WITNESS WHEREOF, the parties have so agreed and made effective on the date first- above written.


QUANTUM INTERNET SERVICES, INC.            (VIP): Surgical Safety Products Inc.


By: /s/ E. Michael Clough                  By: /s/ Pauline Parrish
    E. Michael Clough                          Pauline Parrish
Its:  President                            Its:  Chief Financial Officer

7901 Flying Cloud Drive, Suite 250         2018 Oak Terrace
Eden Prairie, MN  55344                               Sarasota, FL 34231
Telephone:  952-942-7650                   Telephone: 941-927-7874
Fax:  952-942-5938
E-mail: mike.clough@Quantumcomm.com         E-mail: pparrish@ssp-inc.com
        ---------------------------                 --------------------

                            QUANTUM INTERNET SERVICES
                             VIP AGREEMENT ADDENDUM


In conjunction with a standard VIP build, Quantum Communications will customize the following to Surgical Safety Products Inc.


     * QCG will program the install CD to launch SSP Inc. advertising and promotional content prior to potential client registering for internet access.

     * The SSP Inc. CD will allow the potential client to register for internet access as an option once SSP Inc. content has previously been launched.

Due to this change from Quantum's standard build process, SS Inc. may be requested to provide Quantum:


     * Complete electronic files with multimedia information to be placed on CD. To also include an ISP registration function.


           Cost of customization is as follows.

           8 hours billed at 125.00 an hour

           Total additional charges                 1000.00

           Standard VISP Build                      14,995.00

           Total Combined                           15,995.00


           Total Due QCG                            15,995.00

                                  Attachment A


                                   Price List

                 Surgical Safety products Inc. -October 5, 2000


                           Individual Dial-Up Access

Prices represent a monthly cost for unlimited dial-up Internet access usage from a local POP, based upon the number of subscribers for which we bill the VIP in any month.

Number of           1-        5,001-    10,001-   20,001-   50,000
Subscribers:        5,000     10,000    20,000    50,000    & More
9600 - 56K1         $14.25    $14.25    $13.50    $12.75    $12.00

E-mails             2         2         2         2         2
included

Additional E-       $ 1.25    $ 1.00    $ 0.75    $ 0.50    $ 0.25
mail

5MB PWS2            Incl.     Incl.     Incl.     Incl.     Incl.

Add'l 5MB           $ 2.50    $ 2.00    $ 1.50    $ 1.00    $ 0.50
PWS

      Notes:
      156K analog service utilizes V.90 technology.

      2Personal Web Space



Customization Options

Customer Care Center: (Branded)


Quantum will provide VIP an "800" number for reaching Customer Care Center.


All technical support calls terminate at the CCC. Quantum shall not transfer user calls to VIP. Furthermore, VIP shall agree that all branded software shall include a contact telephone number for users requiring non-technical support such as billing, etc. In the event that a user has software without such a telephone number, VIP's own customer service shall be the default telephone number that Quantum will provide to user.

          Service Fee: All support is included in the monthly access fee.

          Includes: Staffed technical support 24 hours a day, 7 days per week.
          Includes: Statistical reports provided monthly.

Customized   Dial-up  Software   (dial-up  access  software  fully  branded  and
customized)


     Packaging - Media production and packaging is available through Quantum, however, the VIP has the option to use the vendor of their choice.


     Registration - All registration screens (online) shall be branded per VIP.


     Website - A central, customized for VIP, Portal/Website that is the first thing to appear when customers log on the Internet will be provided. The website shall have links and graphics specific to VIP, as well as all the basic information that users want at their fingertips.





One-time Startup Costs per Customization of our Services:

Customized Dial-up Program                                  - Included/Customized
Package Design & Layout                                     - Included/Customized
One Portal (Website)                                        - Included/Customized
Online Interactive Registration                             - Included
Authentication                                              - Included
E-Mail @ Branded Domain                                     - Included/Customized
Branded Customer Care Center                                - Included
Domain Registration and Hosting Sign-up Page                - Included
Portal Hosting                                              - Included
FTP Set-up                                                  - Included
Packaging & Production Set-up                               - Optional
Strategic Acct. Mgmt. & Project Management (Quantum tasks)  - Included

Start up Costs Total                      $14,995



               Other Recurring Costs:


               CD-ROM Duplication and Packaging

               (Include Win 95/98 & Mac Operating Systems)


     Pricing available upon request if you want this provided.

                                      Term

Initial Term: Thirty-six (36) months with automatic one (1) year renewals unless written notice of termination is given to Quantum not less than 90 days prior to the end of current term.

                           Taxes, Surcharges, and Fees

Prices listed above do not include federal, state, or local sales or uses taxes, nor do they include surcharges or fees, which may be imposed by governmental, regulatory, or other entities. VIP shall be liable for any and all such taxes, fees or surcharges imposed upon Quantum in connection with or arising from the provision of products and/or services under the Agreement.